SENIOR SUBORDINATED PROMISSORY NOTE

US $1,000,000

                         Date:

April 15, 2011

FOR VALUE RECEIVED, the undersigned, HEATWURXAQ, INC., a Delaware corporation (the “Company”), hereby promises to pay to the order of RICHARD GILES (the “Holder”), the principal sum of ONE MILLION DOLLARS (US $1,000,000), payable as set forth below.

1.

Principal Payments.

(a)

The “Maturity Date” of this Senior Subordinated Promissory Note (the “Subordinated Note”) is April 15, 2014.  This Subordinated Note shall be due and payable in full on the Maturity Date.  In the event that any payment to be made hereunder shall be or become due on a Saturday, Sunday or any other day which is a legal bank holiday under the laws of the State of Utah, such payment shall be or become due on the next succeeding business day.

(b)

The Company shall make mandatory principal payments on this Subordinated Note at the dates and in the aggregate amounts as follows:

Date of Payment

Amount of Payment

October 15, 2013

$250,000

December 15, 2013

$250,000

February 15, 2014

$250,000

April 15, 2014

$250,000

In addition to the foregoing mandatory principal payments, the Company may make optional principal payments at any time, which shall reduce the mandatory principal payment obligations in the reverse order of amortization; provided, however, that no payments of principal shall be made unless and until the outstanding aggregate principal balances of the Senior Notes (as defined in Section 4 below) is $200,000 or less.

(c)

All payments hereunder shall be applied first to accrued interest and thereafter to principal.  The payments of principal and interest hereunder shall be made in coin or currency of the United States of America which at the time of payment shall be legal tender therein for the payment of public and private debts.

2.

Interest Payments.  The Company promises to pay to the Holder (a) base interest on the principal amount hereof at a rate per annum equal to six percent (6%) (the “Base Interest Rate”); and (b) contingent interest on the principal amount hereof at a rate per annum equal to three percent (3%), determined as provided below in this Section 2 (the “Contingent Interest Rate” and together with the Base Interest Rate, the “Interest Rate”), which interest shall be payable monthly in arrears commencing on May 15, 2011 and on the 15th day of each month thereafter to and including the Maturity Date.  Interest shall be calculated on the basis of a year of 360 days and for the number of days actually elapsed.  From and after any Event of Default hereunder, interest shall continue to accrue as provided herein at the rate of ten percent (10%) per annum, compounded annually (the “Default Rate”).  Interest based on  the Contingent Interest Rate shall only be paid with respect to any month if the EBITDA to Interest ratio for such month, after giving effect to the payment of any interest based on the Contingent Interest Rate, is 2.0 or more.  For this purpose, “EBITDA” means the earnings of the Company before interest, taxes, depreciation and amortization determined in accordance with generally accepted accounting principles applied on a consistent basis.

3.

Security.  This Subordinated Not shall be secured by a subordinated security interest in all of the Company’s tangible and intangible assets pursuant to that certain Subordinated Security Agreement, between the Company and the Holder, dated as of April 15, 2011 (the “Subordinated Security Agreement”).

4.

Senior Notes.  Concurrently with the issuance of this Subordinated Note, the Company is issuing and delivering Senior Secured Notes dated as of April 15, 2011 in the aggregate principal amount of $1,500,000 (the “Senior Notes”) pursuant to the Series A Preferred Stock Purchase Agreement and Senior Secured Notes Purchase Agreement dated April 15, 2011 between the Company and the purchasers of such Senior Notes.  The Senior Notes shall be secured by a security interest, senior and prior to the security interest of the holder of this Subordinated Note, in all of the Company’s tangible and intangible assets pursuant to that certain Senior Security Agreement between the Company and the purchasers of the Senior Notes, dated as of April 15, 2011 (the “Senior Security Agreement”).  Any and all obligations and liabilities of the Company under this Subordinated Note, including, without limit, principal and interest payments, whether direct or indirect, absolute or contingent, joint or several, secured or unsecured, due or to become due, now existing or later arising and whatever the amount and however evidenced, are subordinated in right of payment to any and all obligations and liabilities of the Company to the holders of the Senior Notes including, without limit, principal and interest payments, whether direct or indirect, absolute or contingent, joint or several, secured or unsecured, due or to become due, now existing or later arising and however evidenced, together with all other sums due thereon and all costs of collecting the same (including, without limit, reasonable attorney fees) for which the Company is liable.  Notwithstanding anything to the contrary in this Subordinated Note, the Company may make regularly scheduled payments (but not prepayments, whether voluntary, by acceleration or otherwise) of interest and principal which may come due under this Subordinated Note as and when the same become due and payable in accordance with the terms hereof; provided, however, that the Company may not make any such payments (i) if after giving effect to any such payment, a default or event of default shall have occurred and be continuing under any of the documents evidencing, securing or supporting the Senior Notes, or (ii) after a default or an event of default exists or has occurred under any of the Senior Notes, in which case, all payments on this Subordinated Note must be suspended until such time (if ever) as the defaults or events of default under the Senior Notes have been cured and/or the Senior Notes have been paid in full.

5.

No Waiver.  No failure or delay by the Holder in exercising any right, power or privilege under this Subordinated Note shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.  The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.  No course of dealing between the Company and the Holder shall operate as a waiver of any rights by the Holder.

6.

Waiver of Presentment and Notice of Dishonor.  The Company hereby waives presentment, notice of dishonor, protest and all other demands and notices in connection with the delivery, acceptance, performance or enforcement of this Subordinated Note.

7.

No Right to Set-Off.  All payments by the Company under this Subordinated Note shall be made without set-off or counterclaim and free and clear and without deduction or withholding for any taxes or fees of any nature whatever, unless the obligation to make such deduction or withholding is imposed by law.

8.

Place of Payment.  All payments of principal of this Subordinated Note and the interest due hereon shall be made at the address of the Holder set forth in Section 13 below or at such other place as the Holder may from time to time designate in writing to the Company.

9.

Events of Default.  The occurrence (for any reason whatsoever and whether such happening shall be voluntary or involuntary or come about or be effected by operation of law or pursuant to or in compliance with any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body) of any one or more of the following events shall constitute an event of default hereunder (each an “Event of Default” and collectively, the “Events of Default”):

(a)

if default shall be made in the due and punctual payment of the principal of this Subordinated Note or the interest due hereon when and as the same shall become due and payable, whether at the Maturity Date, or by acceleration or otherwise;

(b)

if default shall be made in the due and punctual payment of the principal of the Senior Notes or the interest due thereon when and as the same shall become due and payable, whether at the Maturity Date, or by acceleration or otherwise

(c)

if the Company shall:

(i)

admit in writing its inability to pay its debts generally as they become due;

(ii)

file a petition in bankruptcy or a petition to take advantage of any insolvency act;

(iii)

make an assignment for the benefit of creditors;

(iv)

consent to the appointment of a receiver of the whole or any substantial part of its property;

(v)

on a petition in bankruptcy filed against it, be adjudicated as bankrupt; or

(vi)

file a petition or answer seeking reorganization or arrangement under the Federal bankruptcy laws or any other applicable law or statute of the United States of America or any State, district or territory thereof;

(d)

if a court of competent jurisdiction shall enter an order, judgment, or decree appointing, without the consent of the Company, a receiver of the whole or any substantial part of Company’s property, and such order, judgment or decree shall not be vacated or set aside or stayed within 90 days from the date of entry thereof; or

(e)

if, under the provisions of any other law for the relief or aid of debtors, any court of competent jurisdiction shall assume custody or control of the whole or any substantial part of the Company’s property and such custody or control shall not be terminated or stayed within ninety (90) days from the date of assumption of such custody or control.

10.

Remedies.  Subject to the consent of Purchasers holding a majority or more of the outstanding principal balance of this Subordinated Note, in case any one or more of the Events of Default specified in Section 9 hereof shall have occurred, the Holder may proceed to protect and enforce its rights either by suit in equity and/or by action at law, whether for the specific performance of any covenant or agreement contained in this Subordinated Note or the Subordinated Security Agreement or in aid of the exercise of any power granted in this Subordinated Note or the Subordinated Security Agreement, or the Holder may proceed to enforce the payment of all sums due upon this Subordinated Note, or to enforce any other legal or equitable right of the Holder.  The Company further promises to pay reasonable attorneys’ fees, court costs and any other expenses, losses, charges, damages incurred or advances made by Holder in the protection of its rights or caused by the Company’s default under the terms of this Subordinated Note.  Notwithstanding the foregoing, the Holder shall not have the right to exercise any of the remedies provided for in this Section 10, or in the Subordinated Security Agreement, unless and until the Senior Notes have been paid in full.

11.

Severability.  In the event that one or more of the provisions of this Subordinated Note shall for any reason be held invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Subordinated Note, but this Subordinated Note shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

12.

Amendment; Waiver.  Any term, covenant, agreement or condition of this Subordinated Note may be amended, and compliance therewith may be waived (either generally or in a particular circumstance and either retroactively or prospectively), by one or more substantially concurrent written instruments signed by the Company and by Holder.  Any amendment or waiver effected in accordance with this Section 12 shall be binding upon Holder and the Company.

13.

Notices.  All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by confirmed telex or facsimile if sent during normal business hours of the recipient, if not, then on the next business day, (c) five (5) days after having been send by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt.  All communications shall be sent to the following addresses or at such other address as such party may designate by ten (10) days advance written notice to the other party hereto:

If to the Company, at the following address:

HeatwurxAQ, Inc.

136 Heber Avenue, Suite 304

Park City, Utah 84060

Attn:  President:

If to the Holder at the following address:

Richard Giles

6300 Sagewood Drive, Suite 400

Park City, Utah 84098

14.

Governing Law.  This Subordinated Note and the rights and obligations of the Company and the Holder shall be governed by and construed in accordance with the laws of the State of Utah, regardless of the law that might be applied under principles of conflicts of law.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned has caused this Subordinated Note to be executed and delivered on the date first written above.

HEATWURXAQ, INC.

By: /s/ Larry Griffin

Title: CFO, President

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